Exhibit 99.1

IAA, Inc. Provides Full Year Fiscal 2019 Guidance Update Ahead of Participation in ICR Conference

WESTCHESTER, Ill.--(BUSINESS WIRE)--January 13, 2020--IAA, Inc. (NYSE: IAA) today provided an update to its full year fiscal 2019 guidance, in advance of its participation at the ICR Conference.

For the full year ended December 29, 2019, the Company now expects to deliver consolidated organic revenue growth slightly above the guidance previously provided in conjunction with the Company’s third quarter fiscal 2019 earnings release on November 12, 2019. The Company continues to expect organic Adjusted EBITDA growth within its previously provided guidance range issued on November 12, 2019.

ICR Conference

IAA, Inc. will participate in the 22nd Annual ICR Conference held at the JW Marriott Orlando Grande Lakes in Orlando, Florida. John Kett, Chief Executive Officer and President, and Vance Johnston, Chief Financial Officer, are currently scheduled to present on Tuesday, January 14, 2020 at 10:00 a.m. Eastern Time.

The audio portion of the presentation will be webcast live over the internet and can be accessed on the Company’s Investor Relations website, https://www.iaai.com/. An online archive will be available on that site following the presentation.

Fourth Quarter and Full Year Fiscal 2019 Earnings Conference Call

IAA, Inc. will host a conference call to discuss its fourth quarter and full year financial results, as well as details on its margin expansion plan, on March 18, 2020 at 9:00 a.m. Eastern Time.

About IAA

IAA, Inc. (NYSE: IAA) is a leading global marketplace connecting vehicle buyers and sellers. Leveraging leading-edge technology and focusing on innovation, IAA’s unique multi-channel platform processes approximately 2.5 million total-loss, damaged and low-value vehicles annually. Headquartered near Chicago in Westchester, Illinois, IAA has over 3,600 talented employees and more than 200 facilities throughout the U.S., Canada and the United Kingdom. IAA serves a global buyer base located throughout 130 countries and a full spectrum of sellers, including insurers, dealerships, fleet lease and rental car companies, and charitable organizations. IAA offers customers a comprehensive suite of services aimed at maximizing vehicle value, reducing administrative costs, shortening selling cycle time and delivering the highest economic returns. Buyers have access to industry leading, innovative vehicle evaluation and bidding tools, enhancing the overall purchasing experience.

Forward-Looking Statements

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements made that are not historical facts may be forward-looking statements and can be identified by words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions. In this release, such forward-looking statements include statements regarding our preliminary financial results. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. The preliminary information included in this press release represents the most current information available to management. The Company’s actual results when disclosed on the Company’s fourth quarter and full 2019 fiscal year earnings conference call may differ from this preliminary information as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the audit by the Company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of final results. Other risks and uncertainties include: the loss of one or more significant customers; our ability to meet or exceed customers’ expectations, as well as develop and implement information systems responsive to customer needs; significant current competition and the introduction of new competitors; the risk that our facilities lack the capacity to accept additional vehicles and our ability to obtain land or renew/enter into new leases at commercially reasonable rates; our ability to effectively maintain or update information and technology systems and to implement and maintain measures to protect against cyberattacks; our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements; business development activities, including acquisitions and integration of acquired businesses; fluctuations in consumer demand for and in the supply of damaged and total loss vehicles and the resulting impact on auction sales volumes; competitive pricing pressures; the ability of consumers to lease or finance the purchase of new and/or used vehicles; changes in the market value of vehicles auctioned, including changes in the actual cash value of damaged and total loss vehicles; economic conditions, including fuel prices, commodity prices, foreign exchange rates and interest rate fluctuations; trends in new- and used-vehicle sales and incentives; and other risks and uncertainties identified in our filings with the Securities and Exchange Commission (the “SEC”), including under "Risk Factors" in our information statement filed as Exhibit 99.1 to our Registration Statement on Form 10 filed with the SEC on June 13, 2019. Additional information regarding risks and uncertainties will also be contained in subsequent quarterly and annual reports we file with the SEC. The forward-looking statements included in this release are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information or events, except as required by law.

Contacts

Media Inquiries:
Jeanene O’Brien
SVP Marketing and Communications
(708) 492-7328
jobrien@iaai.com

Investor Inquiries:
Farah Soi/Caitlin Churchill
ICR
(203) 682-8200
investors@iaai.com